                                                               Exhibit 11

                                                       Earnings Per Share Calculation

                                            December 30, 1995  December 31, 1994  January 1, 1994
                                            -----------------  -----------------  ---------------
Earnings:
---------
  Income (loss) before extraordinary item       $3,124,000         ($355,000)       $1,433,000
  Extraordinary item                                                               (   149,000)
                                                ----------         ---------        ----------
Net Income (Loss)                               $3,124,000         ($355,000)       $1,284,000
                                                ==========         =========        ==========

Shares:
-------
  Weighted average number of common
    shares outstanding                           3,683,582         3,678,218         3,669,297
                                                 =========         =========         =========
  Income (loss) before extraordinary item
    per common  share                           $     0.85         ($   0.10)       $     0.39
  Extraordinary item per common share                                              (      0.04)
                                                ----------         ---------        ----------
Net Income (Loss) Per Common Share              $     0.85         ($   0.10)       $     0.35





Earnings Assuming Full Dilution:
--------------------------------
  Income (loss) before extraordinary item       $3,124,000         ($355,000)       $1,433,000
  Extraordinary item                                                               (   149,000)
                                                ----------         ---------        ----------
Net (loss) income                               $3,124,000         ($355,000)       $1,284,000
                                                ==========         =========        ==========

Shares:
-------
  Weighted average number of common
    shares and dilutive common share
    equivalents outstanding                      3,691,509         3,678,218         3,674,706
                                                 =========         =========         =========
  Income (loss) before extraordinary item
    per  common  share                          $     0.85         ($   0.10)       $     0.39
  Extraordinary item per common share                                              (      0.04)
                                                ----------         ---------        ----------
Net  Income (Loss) Per Common Share             $     0.85         ($   0.10)       $     0.35
                                                ==========         =========        ==========
